Exhibit 99.1

Members:	December 2009

Happy New Year from everyone at SIRE.

Our Annual 10-K was filed with the Security and Exchange Commission on December 24, 2009. You can access this through our website: www.sireethanol.com . This will provide you with information about your company and our audited financial statements for FY ending 9-30-2009.

We ran at name plate capacity during the quarter October-December 2009. In January we will be upgrading our hammer mills to help improve capacity.

Plant Update:

Safety- SIRE participates in the ICM Quarterly Safety Audit Program. We have had four audits we have continued to show improvement on each audit. Our most recent score was 93%, successfully meeting the standards set. SIRE score is above the average of plants of similar size for their third and fourth audits.

Employees- SIRE hired three employees in November, Paul Blystone, Utility Worker, Bob Heckman, Maintenance, and Rachael Whitehill, Lab and in December we hired James Uhl, Utility Worker, Jimmy Jones, Maintenance/Welding and Travis Shady, Production. These individuals filled existing positions open by promotions or employee attrition. Also promoted were David Carlson and Matt Law to Production Operator Leads, and beginning in January Jake Eikemier will move to Reliability Manager. We continue to have a staff of 63 positions.

In November we also completed our employee benefit renewals, in January we plan to complete employee evaluations. We also will roll out the Employee Incentive Program recently approved by the Board.

Production- We ran on the MidAm steam line for most of October and November, this continues to be an efficient energy source, at a lower cost to natural gas, as natural gas prices continue to climb this season.

We have completed the installation of a syrup load out system. This improves the safety and efficiency of loading trucks with the soluables, with a ladder, loading platform and stinger arm.

Logistics- The downtown elevator was filled as of 12/7/09, and with the extended holiday weekends we began transferring corn to maintain production. We loaded a total of 145 hoppers and 582 tankers during October and November, in addition to our truck market for DDGS and ethanol. We continue to load 2 unit trains (80-100 cars) each month of ethanol. A majority of DDGS continue to go out by truck, some headed to Kansas City moving by container shipments to Asia.

We plan to hold our Annual Meeting, March 19, 2010; please mark your calendar to join us.

SIRE Newsletter – Volume III Issue 7

This newsletter contains forward-looking statements. We undertake no responsibility to update any forward-looking statement. When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements. Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.

Below is a graph of our production and corn consumption.

I want to thank all the members who have called to introduce themselves. The commitment of the SIRE members and the staff to the long term success of SIRE has been very evident and encouraging. I will continue to update you quarterly on the progress of our Company. Please feel free to contact me at (712) 352-5002 should you have any questions or concerns.

Thank you for your support,

Brian Cahill,

General Manager/CEO

SIRE Newsletter – Volume III Issue 7

This newsletter contains forward-looking statements. We undertake no responsibility to update any forward-looking statement. When used, the words, “believe,” “expect,” “will,” “can,” “estimate,” “anticipate” and similar expressions are intended to identify forward-looking statements. Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings.